CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of the FSI Low Beta Absolute Return Fund and to the use of our report dated April 22, 2013 on the statement of assets and liabilities as of April 19, 2013 of the FSI Low Beta Absolute Return Fund (“the Fund”). Such financial statement appears in the Fund's Statement of Additional Information.

  BBD, LLP

Philadelphia, Pennsylvania
April 22, 2013